UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011
ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
2210 Woodland Drive, Manitowoc, Wisconsin
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          Consistent with its previous disclosures in its May 18, 2011 press release, on June 9, 2011, Orion Energy Systems, Inc. (the “Company”), together with its independent registered public accounting firm and a third-party independent accounting firm, concluded that generally accepted accounting principles (“GAAP”) require the Company to account for transactions under its historical Orion Throughput Agreements (“OTAs”) as sales-type capital leases instead of the Company’s current accounting treatment of such transactions as operating leases. The Company’s current method of accounting for its OTA transactions as operating leases defers revenue recognition over the full five year-term of the OTA contracts, only recognizing revenue on a monthly basis as customer payments are due, while the upfront sales, general and administrative expenses related to these OTA contracts are recognized immediately. This is the reason that for several periods the Company also reported non-GAAP revenues and earnings per share that reflected immediate revenue recognition of such OTA transactions based on the present value of the expected future cash flows from such OTA contracts.
          The Company has voluntarily submitted its determination for confirmation with the Office of the Chief Accountant of the Securities and Exchange Commission (the “OCA”) and to request that the OCA not object to the Company’s conclusion. Since the Company’s filing of its fiscal 2011 Form 10-K is dependent upon the final resolution of this issue, the Company will not timely file its fiscal 2011 Form 10-K with the Securities and Exchange Commission (“SEC) by its due date of June 14, 2011. The Company intends to file a Form 12b-25 with the SEC on June 15, 2011, thereby extending the due date for its fiscal 2011 Form 10-K to June 29, 2011. While the Company hopes to resolve this issue and file its Form 10-K within the 15-day extension period afforded by Rule 12b-25, there is no assurance that such process can be completed in time to allow for a timely filing by June 29, 2011.
          If the OCA does not object to the Company’s determination that sales-type accounting treatment for its historical OTAs is appropriate, the Company will restate its financial statements for its 2010 fiscal year (including each fiscal quarter therein) and for its first three quarters of its 2011 fiscal year, as well as its recently reported preliminary results for its fourth quarter of fiscal 2011 and its full fiscal year 2011. In the event of such restatements, such prior and current financial statements could no longer be relied upon. Generally, the change in accounting treatment and the related financial statement restatements are expected to result in:
•	No impact to cash, cash equivalents, short-term investments or overall cash flow.

•	An increase in GAAP revenue for the full fiscal years 2011 and 2010.

•	An increase in GAAP net income and earnings per share for the full fiscal year 2011 and a reduction in GAAP net loss and loss per share for the full fiscal year 2010.

•	An increase in current and total assets and an increase in total shareholders’ equity for fiscal year 2010 and an increase in total shareholders’ equity and a decrease in total assets and current liabilities for fiscal year 2011.

•	An increase in GAAP revenue, GAAP net income and earnings per share for the first three quarters of each of fiscal years 2011 and 2010 and a decrease in GAAP revenue, GAAP net income and earnings per share for the last quarter of each of fiscal years 2011 and 2010.

          The Audit Committee of the Board of Directors of the Company has discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm.
Forward-Looking Statements
          Any statements in this Current Report on Form 8-K about the Company’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. The statements that contain these types of words should be read carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. There may be events in the future that cannot be predicted accurately or over which the Company has no control. Potential risks and uncertainties include, but are not limited to, those discussed in “Part I, Item 1A. Risk Factors” the Company’s 2010 Annual Report filed on Form 10-K for the year ended March 31, 2010 and in subsequently filed Quarterly Reports on Form 10-Q. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as the date of this report. The Company undertakes no obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: June 14, 2011	By:	/s/ Neal R. Verfuerth
Neal R. Verfuerth
Chief Executive Officer

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